                                   EXHIBIT 99

                          THE DELAWARE COUNTY BANK AND
                                  TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                               Lewis Center, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

                                    CONTENTS


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM...................   7


FINANCIAL STATEMENTS

      STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS.....................   8

      STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE
        FOR BENEFITS......................................................   9

      NOTES TO FINANCIAL STATEMENTS.......................................  10


SUPPLEMENTARY INFORMATION

      SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)......  16

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Trustees

The Delaware County Bank and Trust Company
Employee 401(k) Retirement Plan

We have audited the accompanying statements of net assets available for benefits of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the Plan) as of December 31, 2003 and 2002, and the related statement of changes in net assets available for benefits for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2003 and 2002, and the changes in net assets available for benefits for the years ended December 31, 2003, and 2002, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes is presented for purposes of additional analysis and is not a required part of the basis financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Cincinnati, Ohio
June 25, 2004

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

                                                        2003             2002
                                                     ----------       ----------
ASSETS
     Investments at fair value (Note 4)              $4,251,367       $3,827,969
     Cash                                                    --                7

     Receivables:
         Accrued income                                   1,231            3,148
         Employer contributions                           4,432            4,624
         Employee contributions                          14,016           13,048
                                                     ----------       ----------
              Total receivables                          19,679           20,820
                                                     ----------       ----------

     Net assets available for benefits               $4,271,046       $3,848,796
                                                     ==========       ==========


--------------------------------------------------------------------------------
                 See accompanying notes to financial statements.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                     Years ended December 31, 2003 and 2002

--------------------------------------------------------------------------------

                                                                             2003             2002
ADDITIONS                                                                -----------      -----------
     Additions to net assets attributed to:
         Investment income
              Net appreciation in fair value of investments (Note 4)     $   403,760      $   255,387
              Interest and dividend income                                    79,046           78,232
                                                                         -----------      -----------
                  Total investment income                                    482,806          333,619

         Cash contributions:
         Employee                                                            354,561          359,310
         Employer                                                            115,967          127,855
                                                                         -----------      -----------

                  Total contributions                                        470,528          487,165
                                                                         -----------      -----------

                  Total additions                                            953,334          820,784

         DEDUCTIONS
         Benefits paid directly to participants                             (531,084)        (390,488)
                                                                         -----------      -----------

Net increase                                                                 422,250          430,296

Net assets available for benefits
     Beginning of year                                                     3,848,796        3,418,500
                                                                         -----------      -----------
     End of year                                                         $ 4,271,046      $ 3,848,796
                                                                         ===========      ===========


--------------------------------------------------------------------------------
                 See accompanying notes to financial statements.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------

NOTE 1 - DESCRIPTION OF PLAN

The following description of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

GENERAL: The Plan is a defined contribution plan covering all eligible employees of The Delaware County Bank and Trust Company (the "Company"). All employees who are at least 20 years of age and complete 6 months of service are eligible to be in the Plan. Each employee enters the plan on the first day of the plan quarter following completion of the eligibility requirements. The Plan is subject to the provisions of the Employee Retirement Security Act of 1974 (ERISA).

CONTRIBUTIONS: Participants may make salary deferral contributions at their discretion up to 15% of their annual compensation. Participants direct the investment of their contributions into various investment options offered by the Plan. At the discretion of the Board of Directors, the Company matches the participants' contributions up to a maximum of 6% of their annual compensation. During 2003, the Company's matching contribution was 50% of employee contributions up to the maximum of 6% of annual compensation. In addition, the Board of Directors can provide for an additional Company contribution on a discretionary basis. In 2003 there was no additional discretionary contribution.

PARTICIPANT ACCOUNTS: Each participant's account is credited with the participant's own contributions, the Company's contributions and plan earnings and losses. Allocations of the Company contributions are based on participant compensation and 401(k) contributions. Earnings and losses are allocated based on account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

RETIREMENT, DEATH AND DISABILITY: A participant is entitled to 100% of his or her account balance upon retirement, death, or disability.

VESTING: Participants are immediately vested in their salary deferral contribution and any earnings or losses thereon. Participants vest in Company contributions and earnings or losses thereon as follows:

                 YEARS OF SERVICE                  VESTING PERCENTAGE
                 ----------------                  ------------------
                  Less than 1                                0%
                  1 but less than 2                         33%
                  2 but less than 3                         66%
                  3 or more                                100%


--------------------------------------------------------------------------------
                                   (Continued)

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------


NOTE 1 - DESCRIPTION OF PLAN (Continued)

Forfeitures of terminated participants' nonvested account balances are used to reduce employer contributions. As of December 31, 2003, there were $15,440 of forfeitures available to reduce future contributions.

PAYMENT OF BENEFITS: On termination of service with the Company, a participant will receive a lump-sum amount equal to the value of his or her account.

LOAN PROVISIONS: Participants may borrow 50% of their vested account balance up to a maximum of $50,000 minus any loan amounts repaid in the last 12 months. The minimum loan request is $1,000 and interest is payable at the than prevailing interest prime interest rate.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING: The financial statements of the Plan are prepared under the accrual method of accounting.

INVESTMENT VALUATION AND INCOME RECOGNITION: The Plan's investments are stated at fair value as estimated by the Plan's trustee. If available, quoted market prices are used to value investments. Common stock of DCB Financial Corp. (the "Corporation") is listed on the over-the-counter bulletin board. The value of the Company's common stock is based on the last known transaction prior to the date of each statement of net assets available for benefits. Stock price reflects inter-dealer prices, without retail mark-up, mark-down or commissions; and may not represent actual transactions.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates. A significant change may occur in the near term for the estimates of investment valuation.

PAYMENT OF BENEFITS: Benefits are recorded when paid.


--------------------------------------------------------------------------------
                                   (Continued)

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------


NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the provisions of the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants would become 100% vested in their employer contributions.

NOTE 4 - INVESTMENTS

The following table presents investments that represent 5% or more of the Plan's net assets:

                                                         2003            2002
                                                         ----            ----
   INVESTMENTS AT FAIR VALUE AS DETERMINED
     BY QUOTED MARKET PRICE:
        Automated Cash Management Fund                $  805,577      $  944,828
        Federated Max Cap Fund                           260,550         183,128
        Federated Stock Trust Fund                       314,291         232,571
        Federated Stock and Bond Fund                    306,570         255,351

   INVESTMENTS AT ESTIMATED FAIR VALUE:
        DCB Financial Corp common stock                1,736,275       1,637,175

The Plan's investments (including investments bought, sold, as well as held during the year) appreciated by $403,760 as detailed below:

   Common stock                                                         $ 86,815
   Mutual Funds                                                          316,945
                                                                        --------
                                                                        $403,760
                                                                        ========

During 2003, the Plan earned $79,046 of dividend and interest income.

NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor (DOL) Regulations as any fiduciary of the plan, any party rendering services to the plan, the employer, and certain others. The Delaware County Bank and Trust Company, the employer, serves as the Plan trustee and is the custodian of the Plan assets. Transactions during the year with parties-in-interest included investment in the employer's common stock and contributions made by the employer.

At December 31, 2003, the Plan owned 87,250 shares of DCB Financial Corp common stock, valued at $19.90 per share for a total of $1,736,275. DCB Financial Corp is deemed a party in interest. At December 31, 2002,the Plan owned 87,316 shares of DCB Financial Corp common stock, value at $18.75 per share for a total of $1,637,175. Expenses incurred in the administration of the Plan are paid by the Company on behalf of the Plan.


--------------------------------------------------------------------------------
                                   (Continued)

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2003 and 2002

--------------------------------------------------------------------------------


NOTE 6 - TAX STATUS

The Internal Revenue Service has determined and informed the Company by letter dated January 4, 2000, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan document is in the process of being restated for recent law changes. The Plan Sponsor believes the Plan, as amended and restated, is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax-exempt.

                            SUPPLEMENTARY INFORMATION

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                December 31, 2003

--------------------------------------------------------------------------------

Name of plan sponsor: THE DELAWARE COUNTY BANK AND TRUST COMPANY

Employer identification number: 31-4376006

Three-digit plan number: 002

                                                     (c)
                                               Description of
                                            Investment including
               (b)                         Maturity Date, Rate of                                    (e)
        Identity of Issue                 Interest Collateral, Par                   (d)           Current
(a)        or Borrower                        or Maturity Value                     Cost            Value
---        -----------                        -----------------                     ----            -----
        Federated Funds               Federated Money Market Fund                     @           $     87
                                      Investment in 87 shares of a
                                      registered investment company

        Federated Funds               Federated Investors Auto Cash                   @            805,577
                                      Management Fund
                                      Investment in 805,577 shares of a
                                      registered investment company

        Federated Funds               Federated High Yield Trust Fund                 @             36,647
                                      Investment in 6,057 shares of a
                                      registered investment company

        Federated Funds               Federated Bond Fund                             @             78,494
                                      Investment in 8,597 shares of a
                                      registered investment company

        Federated Funds               Federated Stock Trust Fund                      @            314,291
                                      Investment in 9,171 shares of a
                                      registered investment company

        Federated Funds               Federated Equity Income Fund                    @            105,294
                                      Investment in 6,597 shares of a
                                      registered investment company

        Federated Funds               Federated Equity Funds - Growth                 @            166,823
                                      Strategy A
                                      Investment in 6,350 shares of a
                                      registered investment company


*  Denotes parties-in-interest to the Plan.
@  Participant-directed investment.  Cost basis disclosure not required.

                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                December 31, 2003

--------------------------------------------------------------------------------

Name of plan sponsor:  THE DELAWARE COUNTY BANK AND TRUST COMPANY
Employer identification number:  31-4376006
Three-digit plan number:  002

                                                     (c)
                                               Description of
                                            Investment including
                (b)                        Maturity Date, Rate of                                     (e)
         Identity of Issue                Interest Collateral, Par                   (d)             Current
(a)         or Borrower                       or Maturity Value                     Cost              Value
---         -----------                       -----------------                     ----              -----
         Federated Funds              Federated Kaufmann Fund                         @               172,971
                                      Investment in 34,873 shares of a
                                      registered investment company

         Federated Funds              Federated Equity Fund                           @                70,103
                                      Communications Technology Class A
                                      Investment in 13,639 shares of a
                                      registered investment company

         Federated Funds              Federated Max Cap Fund                          @               260,550
                                      Investment in 11,595 shares of a
                                      registered investment company

         Federated Funds              Federated International Equity Fund             @               101,923
                                      Investment in 6,614 shares of a
                                      registered investment company

         Federated Funds              Federated Stock & Bond Fund                     @               306,570
                                      Investment in 16,984 shares of a
                                      registered investment company

*        DCB Financial Corp           DCB Financial Corp Common Stock                 @             1,736,275
                                      Investment in 87,250 shares of common
                                      stock

*        Participant Notes            Debt obligations of Plan participants
                                      with interest rates ranging from 6.5%
                                      to 9.5%                                                          95,761
                                                                                                   ----------
         Total                                                                                     $4,251,366
                                                                                                   ==========


*  Denotes parties-in-interest to the Plan.
@  Participant-directed investment.  Cost basis disclosure not required.